Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A for RS Core Equity VIP Series, RS Large Cap Value VIP Series, RS Small Cap Core Equity VIP Series, RS Partners VIP Series, RS Asset Allocation VIP Series, RS S&P 500 Index VIP Series, RS International Growth VIP Series, RS Emerging Markets VIP Series, RS Investment Quality Bond VIP Series, RS Low Duration Bond VIP Series, RS High Yield Bond VIP Series, and RS Cash Management VIP Series.

PricewaterhouseCoopers LLP

San Francisco, California

September 25, 2006

Consent of Ernst & Young, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in The RS Variable Products Trust’s Prospectus and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 33-135544) for RS Variable Products Trust, dated October 9, 2006, which are incorporated by reference in this Registration Statement on Form N-1A of The RS Variable Products Trust.

We also consent to the incorporation by reference of our report, dated February 8, 2006, on The Guardian Stock Fund, The Guardian VC 500 Index Fund, The Guardian VC Asset Allocation Fund, The Guardian VC High Yield Bond Fund, The Guardian VC Low Duration Bond Fund, The Guardian UBS VC Large Cap Value Fund, The Guardian UBS VC Small Cap Value Fund, Baillie Gifford International Growth Fund, Baillie Gifford Emerging Markets Fund, The Guardian Small Cap Stock Fund, The Guardian Bond Fund and The Guardian Cash Fund which are included in the December 31, 2005 Annual Report to Shareholders, that are incorporated by reference in this Registration Statement on Form N-1A of the RS Variable Products Trust.

Boston, Massachusetts
September 21, 2006